UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2023

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2023, RGC Midstream, LLC (“Midstream”), a wholly-owned subsidiary of RGC Resources, Inc. (“Resources”), amended and restated the $14,000,000 Term Note and $8,000,000 Term Note (collectively, the “Amended Term Notes”) entered on June 12, 2019 and November 1, 2021, respectively, as amended, with Atlantic Union Bank, effective July 1, 2023.  The amendment revised each of the original Term Note’s interest rate from LIBOR plus 115 basis points to Daily Simple SOFR plus 126.448 basis points.  All other terms and requirements of the Term Notes were retained.

Also, on June 28, 2023, Midstream amended and restated the $14,000,000 interest rate swap and $8,000,000 interest rate swap (collectively, the “Amendment”) initially entered on June 12, 2019 and November 1, 2021, respectively, with Atlantic Union Bank. The Amendment revised the interest rate swaps' floating rate from LIBOR plus 115 basis points to Daily Simple SOFR plus 126.448 basis points, effective July 1, 2023, to align with the Amended Term Notes. All other terms and requirements of the original interest rate swaps, including the fixed rates of 3.240% and 2.443%, respectively, were retained.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Amended Term Notes and related interest rate swaps, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
10.1	LIBOR Transition Notice and ISDA Swap Amendment between Atlantic Union Bank and RGC Midstream, LLC, executed June 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: June 29, 2023	By:	/s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)